UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Strategy Inc

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TWEETS

Strategy Inc (the “Company”) posted a thread on its X account regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. A copy of the Company’s post is set forth below on Annex A.

Michael Saylor, Executive Chairman of the Company, posted a thread on his X account regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. A copy of Mr. Saylor’s post is set forth below on Annex B.

Phong Le, President and CEO of the Company, posted a video on his X account regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. A copy of Mr. Le’s post and a transcript of the video is set forth below on Annex C. The Company’s proxy solicitor, Alliance Advisors, LLC, will use the video in its text message solicitations.

Mr. Le also reposted a thread on his X account regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. A copy of Mr. Le’s repost is set forth below on Annex D.

LIVE INTERVIEW/LIVE STREAM:

Mr. Le gave a live presentation with Q&A for RIAs, during which he discussed, among other things, the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. A transcript of Mr Le’s remarks regarding the foregoing during the discussion is set forth below as Annex E.

Annex A

Strategy
@Strategy

$STRC holders - you've been called to duty. Vote FOR to receive your dividends twice a month instead of once.

I WANT YOU
to
VOTE ON
STRC AMENDMENT
NOW

Michael Saylor

6:13 PM · May 26, 2026 · 15.2K Views

Annex B

Annex C

Phong Le @phongle · 47s

$STRC shareholders: thank you for your trust in @Strategy. I wanted to personally walk you through the proposed amendment and what it means for you. Your vote matters and the deadline is June 7, 2026.

Strategy₿
Phong Le on STRC Amendment
0:01 / 1:23

3 · 2 · 6 · 44

Phong Le @phongle · 47s

Visit strategy.com/strc/vote to learn more.

Strategy Proposes to Pay STRC Dividends Semi-Monthly; Vote Your Shares Now
Strategy Proposes to Pay STRC Dividends Semi-Monthly

From strategy.com

2 · 26

Hi, everyone. I’m Phong Le, CEO of Strategy. This is a message to our STRC shareholders. First of all, thanks for being on this journey with us to launch a brand new innovation in the financial markets backed by Bitcoin called Digital Credit. Today, I’m asking you to all vote on a proposal to improve STRC to increase the dividend frequency from once a month to twice a month. Nothing else would change. This should improve STRC because it’ll lead to increased price stability and liquidity and the changes should also help our shareholders and allow you to be paid more frequently and reinvest those dividends more frequently.

The deadline to vote is 11:59PM ET on June 7th. Our shareholder meeting to ratify this vote is the following day, on June 8th. And there’s a few different ways you can vote. You can vote via your broker like Charles Schwab or Fidelity, by going to their website or calling them. Or you can call directly our Proxy Advisors Alliance at 1-855-206-1380. If you want more information on the proposal and how to vote, you can go to our website www.strategy.com.

Thank you, all, for looking at our proposal and thank you, all, for being shareholders of STRC.

Annex D

Annex E

The last part of my presentation will be, what are we doing to improve [STRC]. Ultimately, we’re an innovation company. We’re a product company. Michael Saylor, our chairman, I’m an engineer at heart and by training. And so we’re going to make the product better and better. We currently have an active shareholder proposal out. Our shareholder meeting is June 8, so coming up pretty soon, to change the dividend from monthly, paid once a month, to semi-monthly, paying twice a month. It’s really just better for the ultimate shareholders for Stretch to be paid twice. It’ll also dampen the cyclicality, drive liquidity, stabilize the price further. What is this? We're just increasing the frequency two-x, same yield. Effectively, we're moving an octave higher, same product, twice as fast.

And the last thing I’ll state is we are currently one of very few companies that offer, one of very few prefs that offer monthly dividends. We would be the only pref that offers semi-monthly dividend. And if you look at the universe of all dividend paying instruments, not just prefs, but equities, there’s about 24,000 that pay quarterly dividends, 176 that pay monthly, of which we are one. And we will be the only security in the US that pays semi-monthly dividends.

Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), an annual report and proxy cards with respect to the solicitation of proxies for its 2026 Annual Meeting of Shareholders. SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF SHAREHOLDERS. You may obtain these documents free of charge on the SEC’s website at www.sec.gov.

Pursuant to SEC rules, the Company has elected to provide access to its proxy materials on the Internet instead of mailing printed copies of its proxy materials to all of its stockholders. Accordingly, the Company is sending a separate Notice of Internet Availability of Proxy Materials to its stockholders of record (i.e., holders of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and common stock as of the record date).

The record date for the annual meeting is April 17, 2026. All stockholders of record will have the ability to access the proxy materials and the Company’s annual report on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and annual report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. To receive a printed copy of these materials, which the Company will provide to you free of charge, contact the Company’s Investor Relations Department by e-mail at ir@strategy.com or go to https://annualmeeting.strategy.com.

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by completing and returning a proxy card or voting instructions to be furnished in connection with the Definitive Proxy Statement.

Participant Information

The Company and its directors, executive officers and certain of its investor relations employees are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation” in the Definitive Proxy Statement available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential future dividend rate changes and the proposed changes to the terms of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and related potential impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.